UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: September 29, 2008

CenterStaging Corp.
(Exact name of Registrant as specified in its Charter)

Delaware

(State or other Jurisdiction of Incorporation)

000-50955	45-0476087
(Commission File Number)	(I.R.S. Employer Identification Number)

3407 Winona Avenue
Burbank, California	91504
(Address of Principal Executive Offices)	(Zip Code)

818-559-4333

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On September 29, 2008, Centerstaging Musical Productions, Inc. - Debtor-in-Possession (“CMPI”), the wholly owned subsidiary of Centerstaging Corp. (the “Company”), and Point.360, a California Corporation, (NASDAQ “PTSX”) entered into an Asset Purchase Agreement (the “Agreement”) whereby Point.360 intends to acquire certain assets of CMPI for $3 million and the assumption of $1.3 million of equipment financing obligations subject to bankruptcy court approval and overbid in CMPI’s pending Chapter 11 bankruptcy case. CMPI has requested that Pont.360 be approved as the “stalking horse” bidder pursuant to a motion to approve sale procedures which is set for hearing on October 7, 2008 in the United States Bankruptcy Court.

Point.360 (PTSX) is a value add service organization specializing in content creation, manipulation and distribution processes integrating complex technologies to solve problems in the life cycle of Rich Media. With six locations in greater Los Angeles, Point.360 performs high and standard definition audio and video post production, creates virtual effects and archives and distributes physical and electronic Rich Media content worldwide, serving studios, independent producers, advertising agencies, corporations, non-profit organizations and governmental agencies. Point.360 provides the services necessary to edit, master, reformat and archive clients' audio and video content, including television programming, feature films and movie trailers. Point.360's interconnected facilities provide service coverage to all major U.S. media centers. Clients include major motion pictures studios, advertising agencies and corporations.

CMPI is primarily engaged in the business of (i) providing production and support services for live musical performances for major television programs; (ii) renting its studio and soundstage facilities, and (iii) renting musical instruments and related equipment for use at its studios and other venues as debtor and debtor in possession pursuant to Sections 1107(a) and 1108 of the Bankruptcy Code. The Agreement provides that CMPI will sell, transfer, convey, assign and deliver to Point.360, in accordance with Section 363 and 365 and the other applicable provisions of the Bankruptcy Code, certain assets and liabilities of CMPI upon the terms and subject to the conditions set forth in the Agreement.

The proposed sale of CMPI’s assets to CMPI will be subject to overbid pursuant to sale procedures approved by the bankruptcy court and any sale will be pursuant to a Sale Order of the Bankruptcy Court approving such sale under Section 363 of the Bankruptcy Code and will include the assumption and assignment of certain executory contracts, unexpired leases and liabilities thereunder pursuant to Section 365 of the Bankruptcy Code and the terms and conditions of the Agreement.

All of the obligations of the parties under the Agreement are conditioned upon the approval of the Bankruptcy Court. Additionally, the Point.360’s obligation to complete the purchase is subject to satisfactory negotiation of real estate and personal property leases and other conditions. Assuming all conditions are met, the Company expects the transaction to close in the quarter ending December 31, 2008. There can be no assurance that the conditions precedent to the Company’s obligation to close the transaction will occur, that Point.360 will be the ultimate successful bidder or that the transaction will ultimately be approved by the Bankruptcy Court.

ITEM 9.01  Financial Statements and Exhibits.

10.1 Asset Purchase Agreement dated September 29, 2008 between Centerstaging Musical Productions, Inc., Debtor and Debtor in Possession, and Point.360

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2008
CENTERSTAGING CORP.

	By:	/s/ John G. Caswell
John G. Caswell
President